Exhibit 10.2

AMENDMENT NO. 1

TO

THE MEDICINES COMPANY

2010 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to Section 16 of The Medicines Company 2010 Employee Stock Purchase Plan (the “ESPP”), the ESPP be, and hereby is, amended as set forth below.

1.                                      The introductory paragraph of the ESPP is amended to replace “1,000,000 shares of Common Stock” with “2,000,000 shares of Common Stock”.

2.                                      Except as set forth above, all other terms and provisions of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 4, 2016 and approved by stockholders on May 26, 2016.